Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karen S. Haller and Robert J. Stefani, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place, and stead (individually and in any capacity stated below) a shelf registration statement on Form S-3 covering the registration of the sale by Southwest Gas Corporation (“Company”), from time to time, in one or more transactions and on a delayed or continuous basis various types of securities, including, but not limited to, debt securities and guarantees of debt securities, in each case, separately or together, as a single series or as a separate series, in such amounts, at such prices and on such terms as determined at the time of issuance by the Board of Directors (“Board”) of the Company, a committee of the Board, or their respective designees (“Registration Statement”), and any and all amendments to the Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: November 28, 2023

/s/ E. Renae Conley	/s/ Robert J. Stefani
E. Renae Conley, Director	Robert J. Stefani, Director

/s/ Karen S. Haller
Karen S. Haller, Director